Comstock Announces First Quarter 2021 Results;
Strong Financial Position; Continued Climate Smart Mining and Valorization to Clean Energy Transition

Virginia City, NV (May 12, 2021) Comstock Mining Inc. (the “Company”) (NYSE American: LODE) today announced selected unaudited financial results for the fiscal quarter ended March 31, 2021.

First Quarter 2021 Selected Strategic Highlights
•Launched the first MCU commercial mercury remediation and extraction system in the Philippines;
•Acquired direct majority equity stake rights in LINICO Corporation, a lithium-ion battery recycling company;
•Secured a State-of-the-Art battery recycling facility and commenced permitting;
•Selected Renewal Process Solutions (“RPS”) as manufacturer of our “Crushing to Black Mass” system;
•Strengthened our technical, mercury, hazardous waste, environmental and engineering organization; and
•Participated in the Adelaide Capital Battery Metals Charity Pitch Battle with fifteen other battery metals companies and was voted by investors and participants as the number one (winner!) presentation.

Unaudited First Quarter 2021 Selected Financial Highlights
•Total operating costs were a $0.3 million credit in Q1 2021, a $1.6 million, or 127%, decrease from the prior year quarter, due to lower mining and mine claim costs driven by a $0.8 million reduction in our reclamation liability estimate of and an accelerated $0.8 million Tonogold reimbursement benefit;
•Other income was $7.8 million in Q1 2021, a $6.8 million, or 676%, increase from the prior year quarter, principally resulting from a new derivative asset related to the investment in LINICO;
•Net income was $8.2 million, or $0.22 per common share, for the quarter ended March 31, 2021, as compared to a net loss of $0.3 million, or $(0.01) per common share, for the quarter ended March 31, 2020;
•Total assets increased to $70.0 million in Q1 2021, a 63% increase from year end 2020, driven by $17.0 million in equity raises, new investments in LINICO, and increases in notes receivable and advances;
•Total debt decreased to $0, a 100% decrease from year end 2020, as all debt obligations were extinguished;
•Cash and cash equivalents at March 31, 2021, were $10.3 million; and
•Common shares outstanding at March 31, 2021, were 42,455,515.

Mr. De Gasperis stated, “We have completed a remarkable transformation of our balance sheet, begun increasing our engineering and technical competencies, completely repositioned into growth assets, with more to come, and aligned compensation organizationally with our shareholders. If we do not deliver, we do not vest, it’s that simple.”

Climate Smart Mining and Valorization to Clean Energy Transition
Comstock Secures Majority Stake in LiNiCo; Indirect Stake in Green Li-ion
During the quarter, Comstock announced transactions securing majority equity stake rights in LINICO Corporation (“LiNiCo”), a lithium-ion battery (“LIB”) recycling company that recently acquired a state-of-the-art battery metal recycling facility located in the Tahoe Reno Industrial (“TRI”) Center in Storey County, Nevada. The Company will pay up to $4,500,000 in cash and delivered 3,000,000 restricted common shares during Q1 2021, representing up to $10,750,000 in consideration and other non-cash commitments for up to 64% ownership of LiNiCo.

LiNiCo has used a portion of these proceeds to increase its direct strategic investment in Green Li-ion Pte, Ltd. (“Green Li-ion”) to more than 20%, secure a state-of-the-art battery metal recycling facility, and purchase proprietary process equipment enabling the production of black mass and ultimately metal-based solutions, including but not limited to, lithium carbonate and cathodes in the U.S. The new facility was designed and well situated to, receive, crush, and separate battery materials into black mass. LiNiCo plans to convert black mass into rejuvenated, high purity, battery grade metals and ultimately pure cathodes faster than conventional solutions.

LiNiCo has commenced securing permits, feedstock arrangements and engineering the crushing, separation and metal and cathode processing systems, with proprietary processes for producing battery grade metals and ultimately cathode materials. LiNiCo plans on commencing production early next year.

Mercury Clean Up, LLC (“MCU”) and the Launch of MCU Philippines, Inc. (“MCU-P”) Operations
During 2019, the Company entered into a Mercury Remediation Pilot, Investment and Joint Venture Agreement (the “MCU Agreement”) with MCU. Pursuant to the MCU Agreement, the Company paid $2 million of capital contributions in exchange for 15% of the fully-diluted membership interests of MCU. The Company also has 50% fully-diluted share holdings in MCU-P, the first international mercury remediation joint venture in the Philippines that officially commenced processing during the first quarter of 2021, in the province of Davao D’ Oro, Philippines, with full political and regulatory support of the eco-system-wide mercury clean up.

The Company has exercised its rights to coordinate up to $3 million in secured financing for MCU-P, and recently completed the first $2 million of secured loans to MCU-P, simultaneously earning another 10% of MCU (for a total of 25%), resulting in the Company securing its rights to 62.5% of the economics for all projects.

Mr. De Gasperis continued, “We are facing the inevitabilities of the ‘perfect storm’ of demand from the world-wide transition to clean energy and increasing demand on these increasingly scarce natural resources, We are currently evaluating several very exciting ESG and nature-based, highly accretive, valorization projects and investments.”

Gold and Silver Developments
Dayton and Spring Valley Gold and Silver Mineral Property Development
During the first quarter, the Company received the results from the Geotech Ltd. ("Geotech") airborne geophysical survey of the Dayton resource area, Spring Valley exploration targets, and the rest of the Comstock properties. The survey included both magnetic and Geotech's proprietary Versatile Time-Domain Electromagnetic ("VTEM") surveys. The results have already greatly increased the Company’s understanding of the Dayton and Spring Valley resource expansion potential, along with the Company’s other exploration targets in Lyon and Storey Counties.

The Dayton is the Company’s top exploration and development target. Our geology team has now completed the updates of the interpretive model of the entire Dayton area. Our technical team has now commenced updating and generating a new gold and silver resource estimate based on a standalone, S-K 1300, technical report summary. This technical report will include additional drilling recommendations and technical development plans and will deliver an updated resource estimate which represents a critical prerequisite step toward an economic feasibility report. The Company will profile its specific exploration drill programs for the Dayton-Spring Valley complex.

Occidental Lode Mineral Property Development
The Company has a growing portfolio of NSR Royalties on the northern Comstock mineral properties, including the Lucerne and Occidental claims. Tonogold Resources, Inc. (“Tonogold”) is preparing a technical report with resource estimates for the Lucerne and ongoing developments for the Occidental. On May 4, 2021, Tonogold announced the results of three, near surface, reverse circulation (RC) holes completed on the southern portion of the Occidental Lode trend, as summarized below:

Hole No.	From (m)	To (m)	Length (m)	Au (g/t)	Ag (g/t)
TC-006	35.05	38.10	3.05	0.485	1.0
and	65.53	80.77	15.24	1.596	14.0
including	73.15	77.72	4.57	3.012	25.9
and	92.97	96.01	3.05	1.009	7.6
TC-007	25.91	47.24	21.34	3.226	15.7
including	25.91	33.53	7.62	7.238	26.9
and	59.44	64.01	4.57	0.472	1.9
TC-008	0.00	18.29	18.29	1.458	4.4
including	3.05	7.62	4.57	2.770	3.5

Tonogold has publicly reported that it has completed five holes in the Occidental, two core and three RC holes.
Tonogold has also announced its intention to mobilize an additional RC drill rig to the southern Occidental target area and plans to have the RC drill in operation by mid-May 2021. The rig will support its proposed drill program for the target area that envisions an additional 23 holes, totaling approximately 2,400 meters. Six of the 23 holes will test the down dip extension of known mineralization below prior drilling levels.
Tonogold plans on using the results of the Occidental drill program to generate another preliminary resource estimate. In conjunction with the development of a resource estimate, exploration is planned to the north along the Occidental Lode, where Tonogold controls and the Company retains royalties on more than three uninterrupted kilometers of the Lode's strike.

Outlook Moving Forward
The Company’s strategic plan is designed to deliver significant shareholder value during the next three years. The plan objectives include operating and growing existing and new Environmental, Social and Corporate Governance (“ESG”) driven projects, including MCU and LiNiCo, while monetizing more than $20 million in additional non-strategic assets, and funding this new growth. The specific objectives are shown below.

Specific Performance Objectives for Existing Projects
Commercialize a global, ESG-compliant, profitable, mercury remediation and other critical mineral systems:
•    Establish the technical efficacy of MCU’s Comstock Mercury System, and protect the intellectual property;
•    Deploy and operate the first international mercury remediation project by deploying MCU’s first, second and at least third mercury remediation systems into the Philippines;
•    Identify, evaluate and prioritize a pipeline of potential mercury remediation projects; then deploy the third and fourth mercury remediation projects, producing extended, superior cash flow returns; and,
•    Assess and acquire accretive, ESG-based, strategic expansion opportunities.
Establish and grow the value of our mineral properties:
•    Establish the Dayton Resource area’s maiden, stand-alone mineral resource estimate;
•    Expand the Dayton-Spring Valley Complex through exploration drilling and geophysical modelling;
•    Develop the expanded Dayton-SV Complex toward full economic feasibility, supporting a decision to mine;
•    Entitle the Dayton-SV Complex with geotechnical, metallurgical, environmental studies and permitting; and,
•    Validate the Comstock NSR Royalty portfolio (e.g., Lucerne Mine, Occidental Lode, Comstock Lode).
Monetize non-strategic assets and build a quality organization:
•    Monetize our third-party, junior mining securities responsibly, for $12.5 million or more;

•    Monetize our non-mining assets for $12.5 million, excluding the Gold Hill Hotel;
•    Grow the value of our Opportunity Zone investments to over $30 million; and,
•    Deploy a systemic organization, capable of accelerating growth and handling complexity.

Mr. De Gasperis emphasized, “We have directly linked these strategic performance objectives with our goal of delivering $500 million in shareholder value (or at least $12 per share), and then aligned all of our people with 100% performance-based, stock-based compensation based on both delivering these objectives and achieving at least that amount of value to our shareholders. Again, when our shareholders are rewarded, so are we. We continue building the organizational competencies, especially in chemical engineering, in lithium-ion battery recycling, mercury remediation, and other solvent extraction and processing technologies for our valorization objectives.”
Systemic organization, capable of accelerating growth and handling complexity
“We have expanded our team to build stakeholder value with transformative, high value, high impact, climate smart mining and valorization projects, in large part to meet rapidly escalating demand for the increasingly scarce metals and other raw materials needed to fuel the global transition to clean energy,” stated Corrado De Gasperis, Executive Chairman and CEO. “We have seasoned professionals, chemists, material scientists and engineers engaged and focused on one singular aligned goal, that is, growing per share value by commercializing environment-enhancing, natural-resource based processes and products that generate predictable cash flows (“Throughput”) that delivers $500 million of equity value (that is, at least $12 per share) from our Nevada-based platform. This system and our professionals will all be on hand at the 2021 Annual General Meeting (AGM) on June 3, 2021. Please be there.”

On March 4, 2021, the Company closed on a $16 million registered direct sale of 4 million common shares at a price of $4.00 per share. Net proceeds were approximately $15 million, after commissions and expenses. On March 5, 2021, the Company extinguished all of its debt obligations totaling $3.6 million, immediately saving more than $0.3 million in annual interest expense. The Company now has 42,455,515 common shares outstanding, including the 4 million shares sold in the offering, and the 3 million restricted shares issued in the LiNiCo acquisition.

On April 1, 2021, the Company made a loan to Plain Sight Innovations LLC ("PSI") pursuant to a secured promissory note with a face value of $750,000 (the "PSI Note"). The PSI Note principal, together with interest at the rate of 12% per annum, is due and payable on September 30, 2021, and is secured by substantially all of the assets of PSI. The Company is currently collaborating with PSI and RPS on a number of material science advancements associated with lithium-ion battery storing, crushing, and black mass processing, among others.

Conference Call
The Company will host a conference call today, May 12, 2021, at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time.  The live call will include a moderated Q&A, after the prepared comments by the Company.  The Webinar will include a moderated Q&A, after the prepared remarks.  Please join the event 10 to 15 minutes prior to the scheduled start time. The link and/or dial-in telephone numbers for the live Webcast are as follows:

Join Our Zoom Webinar
When: May 12, 2021 08:00 AM Pacific Time (US and Canada)
Topic: Comstock Mining First Quarter 2021 Results

Please click the link below to join the webinar:
https://us02web.zoom.us/j/84038612204
Or One tap mobile:
US: +12532158782,,84038612204#
Or Telephone:
US: +1 669 900 9128 or +1 646 558 8656

Webinar ID: 840 3861 2204
International numbers available: https://us02web.zoom.us/u/kQGUDK9Zg

The recording of the Webinar will be available, within 48 hours of the call, on the Company website:
http://www.comstockmining.com/investors/investor-library

About Comstock Mining Inc.
Comstock Mining Inc. (NYSE: LODE) (the “Company”) is an emerging leader in the sustainable extraction, valorization, and production of innovation-based, clean, renewable natural resources, with a focus on high-value, cash-generating, strategic materials that are essential to meeting the rapidly increasing global demand for clean energy, carbon-neutrality, and natural products. To learn more, please visit www.comstockmining.com.

Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: consummation of all pending transactions; project, asset or Company valuations; future industry market conditions; future explorations, acquisitions, investments and asset sales; future performance of and closings under various agreements; future changes in our exploration activities; future estimated mineral resources; future prices and sales of, and demand for, our products; future impacts of land entitlements and uses; future permitting activities and needs therefor; future production capacity and operations; future operating and overhead costs; future capital expenditures and their impact on us; future impacts of operational and management changes (including changes in the board of directors); future changes in business strategies, planning and tactics and impacts of recent or future changes; future employment and contributions of personnel, including consultants; future land sales, investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives; the nature and timing of and accounting for restructuring charges and derivative liabilities and the impact thereof; contingencies; future environmental compliance and changes in the regulatory environment; future offerings of equity or debt securities; asset sales and associated costs; future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: counterparty risks; capital markets’ valuation and pricing risks; adverse effects of climate changes or natural disasters; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mining activities; contests over title to properties; potential dilution to our stockholders from our stock issuances and recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting businesses; permitting constraints or delays; decisions regarding business opportunities that may be presented to, or pursued by, us or others; the impact of, or the non-performance by parties under agreements relating to, acquisitions, joint ventures, strategic alliances, business combinations, asset sales, leases, options and investments to which we may be party; changes in the United States or other monetary or fiscal policies or regulations; interruptions in production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, cyanide, water, diesel fuel and electricity); changes in generally accepted accounting principles; adverse effects of terrorism and geopolitical events; potential inability to implement business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors or others; assertion of claims, lawsuits and proceedings; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; inability to maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund or any other issuer.

Contact information:
Comstock Mining Inc. P.O. Box 1118 Virginia City, NV 89440 ComstockMining.com	Corrado De Gasperis Executive Chairman & CEO Tel (775) 847-4755 degasperis@comstockmining.com	Zach Spencer Director of External Relations Tel (775) 847-5272 Ext.151 questions@comstockmining.com